Exhibit 10.5

ДОГОВІР ПРО РЕАЛІЗАЦІЮ ІНВЕСТИЦІЙНОГО ПРОЕКТУ між Компанією «Труніті» та Компанією «Іннсолютеч» та Товариством з обмеженою відповідальністю «ЕДУКОМ» Київ 2013	CONTRACT ON REALIZATION OF THE INVESTMENT PROJECT between Trunity, Inc. and InnSoluTech LLP and Limited Liability Company «EDUCOM» Kyiv 2013

ДОГОВІР про реалізацію інвестиційного проекту	CONTRACT on realization of the investment project
м. Київ, Україна«___»_____ 2013 року	Kyiv, Ukraine 18, 03__, 2013

Компанія «Труніті», юридична особа, яка зареєстрована та діє відповідно до законодавства Сполучених Штатів Америки, офіс якої зареєстрований за адресою 2711, Центервільроад, оф.400, м. Вілмінгтон, Нью Кастл, 19808, Делавер, Сполучені Штати Америки в особі _________________________________, який (яка) діє на підставі _________________________________ з однієї сторони, далі в тексті іменується «Сторона-1»,
та
Компанією «ІннСолюТеч», юридична особа (партнерство), яке зареєстрована та діє відповідно до законодавства Англії та Уельсу, за реєстраційним номером OC 382538, офіс якої зареєстровано за адресою Віннінгтон Хаус, 2 Вудберрі Грув Норс Фінчлі, Лондон, Об’єднане Королівство N12 0DR  в особі ________________________________, який (яка) діє на підставі _________________________________, з другої сторони, далі в тексті іменується «Сторона-2»,
та
Товариство з обмеженою відповідальністю «ЕДУКОМ», юридична особа, яка зареєстрована та діє відповідно до законодавства України, офіс якої зареєстровано за адресою Україна, 03110, м. Київ, бул. Івана Лепсе – вул. Академіка Каблукова, будинок 51/16, в особі __Director Romanchuck SV________, який діє на підставі _______in the capacity of___________, з третьої сторони, далі в тексті іменується «Компанія»,
разом далі в тексті – «Сторони», а кожна окремо – «Сторона»,
усвідомлюючи природу даного договору, значення своїх дій та їх юридичні наслідки, діючи добровільно, без фізичного, психічного та будь-якого іншого примусу, намагаючись врегулювати саме ті відносини, що відповідають заявленим цілям,
уклали даний договір про реалізацію інвестиційного проекту про наступне:

Trunity, Inc., a legal entity, registered and operating according to the legislation of the United States of America, which has its registered office at the address: 2711, Centerville road, Suite 400, city of Wilmington, County of New Castle, 19808, State of Delaware, USA, represented by __Terry Anderton ___________, acting on the basis of _____corporate charter_____ on the one hand, hereinafter referred to as «the Party-1»,
and
InnSoluTech LLP, legal entity (partnership) incorporated and registered in England and Wales with legal status, registration number OC382538, has its registered office at the address: Winnington House, 2 Woodberry Grove, North Finchley, London, United Kingdom, N12 0DR, represented by _________________________________, acting on the grounds of _________________________________, on the second hand, hereinafter referred to as «the Party-2»,

and
Limited Liability Company «EDUCOM», a legal entity registered and operating according to the legislation of Ukraine which has its registered office at the address: 51/16, Ivana Lepse Blvd. – Akademika Kablukova Str., city of Kyiv, 03110, Ukraine, represented by _________________________________, acting on the grounds of _________________________________, on the third hand, hereinafter referred to as «the Company», together hereinafter referred to as «the Parties», and each separately hereinafter referred to as «the Party», understanding the nature of the present contract, realizing the value of the actions and legal consequences, acting freely, with no physical, psychological or other compulsion, wishing to settle those relations which meet the required purposes, have concluded the present contract on realization of the investment project as follows:

	ПРЕАМБУЛА	PREAMBLE

Сторона-1 має досвід реалізації освітніх програм, заснованих на сучасних технологіях, та володіє відповідною інтелектуальною  власністю. Сторона-2 має необхідну команду фахівців і спеціалістів та досвід адміністрування проектів у галузі інформаційно-комунікаційних технологій.
Сторони зацікавлені у співробітництві та вирішили взаємодіяти на партнерських засадах, викладених у даному Договорі.

The Party-1 has an experience on realization of the educational programs based on modern technologies, and owns the appropriate intellectual property. The Party-2 has the competent group of specialists and experts and experience in administration of projects in the field of information and telecommunication technologies.
The Parties are interested in collaboration and decided to co-operate on the grounds of partnership, specified in this Contract.

1	ВИЗНАЧЕННЯ ТЕРМІНІВ	DEFINITION OF TERMS
	В даному Договорі наступні терміни, якщо інше не визначено прямо, мають наступне значення:	In this Contract the following terms, unless otherwise agreed directly, have the following meanings:
1.1	«Договір» − даний Договір про реалізацію інвестиційного проекту з усіма Додатками.	«Contract» means the present Contract on realization of the investment project with all Attachments.
1.2	«Додаток» − будь-який додаток до Договору, який є його невід’ємною частиною, якщо він вчинений в письмовій формі та підписаний уповноваженими представниками Сторін.	«Attachment» means any attachment to the contract, which is its integral part, if it is concluded in writing and signed by the authorized representatives of the Parties.
1.3	«Проект» – процес спільного виконання Сторонами своїх зобов’язань за Договором.	«Project» means the process of joint execution of obligations by the Parties under the present Contract.
1.4	«Старт Проекту» − момент початку реалізації Проекту, який визначається відповідно до Ліцензійного договору, та з якого умови Договору набирають обов’язковості.	«Project start» means the moment of beginning of realization of the Project, defined according to the License agreement, and starting from which the terms of the present Contract should be obligatory.
1.5
«Платформа» – об’єкт права інтелектуальної власності, а саме сукупність комп’ютерних програм та частин програм у вигляді платформи Trunity (відповідної версії), що належить Стороні-1 на праві власності.

«Platform» means an object of incorporeal rights, namely aggregate of the computer programs and parts of the programs in the form of Trunity platform (appropriate version), which belongs to the Party -1 on the right of ownership.

1.6	«Ліцензія» – виключний та невідкличний дозвіл Сторони-1 на право використання Компанією Платформи в порядку та у межах, визначених Ліцензійним договором.	«License» means an exclusive and irrevocable permission of the Party-1 on a right for using the Platform by the Company in order of and within the limits, provided by the License Agreement.
1.7
«Ліцензійний договір» – окремо укладений Сторонами договір про передачу Стороною-1 Ліцензії Компанії. Сторони зобов’язуються укласти Ліцензійний договір після підписання Договору, але до Старту Проекту.

«License Agreement» – means the Contract on transfer of the License from the Party-1 to the Company, concluded by the Parties separately. Parties are obliged to conclude License agreement after the signing of the Contract but before Project start.

1.8
«Договір купівлі-продажу частки» − окремо укладений між Стороною-2 та Стороною-1 договір про передачу Стороною-2 Стороні-1 частки у статутному капіталі Компанії. Умови Договору купівлі-продажу частки погоджено Сторонами у Додатку № 1.

"Share purchase agreement" - separately agreement on transferring share in the share capital of the Company from Party-2 to Party-1 signed between Party-2 and Party-1. Parties agreed the terms of Share purchase agreement in Attachment № 1.

1.9
«Конфіденційна інформація» – будь-які відомості (повідомлення, дані), в тому числі інформація, що становить комерційну таємницю, представлені Сторонами одна одній у письмовому або іншому вигляді за умови, що Сторона, що розкриває таку інформацію, вкаже на конфіденційність названих відомостей (повідомлень, даних), в тому числі письмово або шляхом проставлення на носії інформації відповідного грифу конфіденційності.

«Confidential information» means any information (notification, data), including information, that is a commercial secret, represented by the Parties to each other in writing or in other form, provided that the Party~~,~~ disclosing such information~~,~~ should point at confidentiality of the information mentioned above (notification, data), including in written form or by indication on the data carrier of the corresponding mark of confidentiality.

1.10
«Режим захисту конфіденційної інформації» – передбачений Договором комплекс правових, організаційних, технічних та інших заходів щодо охорони інформації, включаючи обмеження доступу до неї та носіїв інформації.

«Mode of protection of confidential information» means a complex of legal, organizational, technical and other measures concerning protection of information, including access restriction to it, and data carriers, provided by the Contract.

1.11
«Розголошення конфіденційної інформації» – будь-які дія або бездіяльність, в результаті яких Конфіденційна інформація в будь-якій можливій формі (усній, письмовій, іншій формі, в тому числі з використанням технічних засобів) стає відомою третім особам без згоди Сторони, яка розкрила таку інформацію.

«Disclosure of confidential information» means any action or inactivity, as a result of which Confidential information in any form (such as verbal, written, other form, including with use of technical facilities) becomes known to the third persons without the consent of the Party, disclosing such information.

1.12
«Чинне законодавство» − будь-який чинний нормативний документ Англії, нормативний акт, Договір, зведення законів, судове рішення, наказ, надпис, судова заборона в будь-якій юрисдикції, інші законодавчі або адміністративні заходи, будь-які рішення органів місцевого самоврядування, що мають силу закону і застосовуються до відносин Сторін.

«Current legislation» means such documents: any current normative document of England, by-law, the Contract, the Code of laws, the court decision, order, inscription, injunction, other legislative or administrative measures, any decisions of the bodies of local self-government, which are legally valid and used to the relations of the Parties.

1.13
«Форс-мажорні обставини» − непередбачені та непереборні події, що відбуваються незалежно від волі Сторін (війна, воєнні дії, громадські безпорядки, блокада, ембарго, інші міжнародні санкції, страйк, локаут, пожежа, аварія, паводок, блискавка, смерч, ураган, землетрус, інше стихійне лихо чи сезонне природне явище, інші дії держав, або інші обмеження прав власності, прийняті відповідним державним органом або органом місцевого самоврядування тощо) і призводять до ускладнення/неможливості виконання Договору. Не можуть визнаватись форс-мажорними обставинами рішення власників Сторін, якщо вони спрямовані на зміну чи припинення прав і обов’язків за цим Договором.
Незважаючи на вищесказане, нездатність Сторони зробити оплату в установленому порядку, з будь-якої причини, не вважається форс-мажорними обставинами. Сторона, що вимагає відшкодування форс-мажорних обставин має докласти всі можливі зусилля, щоб усунути перешкоду і відновити виконання у найкоротші практично можливі строки.

«Force-majeure circumstances» means unexpected and irresistible events, which take place regardless of will of the Parties (war, military actions, public disorders, blockade, embargoes, other international approvals, strike, lock-out, fire, accidents, flood, lightning, tornado, hurricane, earthquake, other natural disasters or seasonal natural phenomenon, other actions of the states, as well as other limitations of property rights, approved by the corresponding body or body of local self-government and etc.) and result in complication/impossibility of execution of the Contract. Decision of proprietors of the Parties cannot be admitted as force-majeure circumstances, if they are aimed to the change or termination of rights and duties under the present Contract. Notwithstanding the foregoing, the inability of a Party to make a payment due hereunder, for whatever reason, shall not be deemed a force majeure event.  The party claiming force majeure shall make every reasonable effort to remove the obstacle and to resume performance at the earliest practicable time.

1.14	Посилання в Договорі на пункти/розділи, є посиланнями на пункти/розділи Договору.	Reference to items/sections in the Contract is references to items/sections of the Contract.
1.15	Будь-які граматичні, синтаксичні та інші помилки, описки тощо не повинні тлумачитись Сторонами всупереч цілям Договору.	Any grammatical, syntactic and other mistakes, as well as slips etc. should not be interpreted by the Parties in conflict with the purposes of the Contract.

2	ПРЕДМЕТ ДОГОВОРУ	SUBJECT OF THE CONTRACT
2.1	Договір визначає взаємні зобов’язання, основні етапи та порядок координації дій Сторін щодо заявлених цілей Договору, та регулює комплекс правовідносин, які виникають у зв’язку з цим.
The Contract determines the mutual obligations, basic stages and order of co-ordination of actions of the Parties regarding the stated aims of the Contract, and regulates the complex of legal relationships arise up in this connection.

2.2
Виконання Сторонами Договору передбачає вчинення дії та укладення окремих угод, що передбачені у Договорі та Додатках до нього. Укладаючи такі угоди, Сторони зобов’язуються дотримуватися умов, визначених у Договорі та відходити від них виключно у разі досягнення взаємної згоди Сторін. Разом з цим дане положення не має трактуватися як завада щодо визначення умов угод, виконання яких необхідне відповідно до Чинного законодавства.

Execution by the Parties of the Contract provides for accomplishing of an action and signing of separate agreements which are provided in the Contract and Attachments hereto. While signing such agreements, the Parties are under obligation to keep to the terms settled in the Contract, and to diverge away from them only in case of achievement of mutual consent of the Parties. Therewith, this provision should not be interpreted as an obstacle regarding the determination of terms of agreements, execution of which is needed in accordance with the current legislation

3	ЕТАПИ РЕАЛІЗАЦІЇ ПРОЕКТУ	EXECUTION PHASES OF THE PROJECT
3.1	Сторони погодили наступні етапи реалізації Проекту:	The Parties have coordinated the following execution phases of the Project:
A	Передача права на використання Платформи Стороною-1 Компанії шляхом укладення Ліцензійного договору з відкладальною умовою.	Transfer of the licensed rights to the Platform by the Party-1 to the Company by signing of License agreement with precedent condition.
B	Публічне анонсування реалізації Сторонами Проекту.	Public announcement of realization of the Project by the Parties.
C	Старт Проекту.	Start of the Project.

D	Набрання сили Ліцензійним договором.	License agreement entry into force.
E	Укладення Сторонами Договору купівлі-продажу частки.	Share purchase agreement conclusion by Parties.
F
Введення в дію Платформи та запуск її як інфраструктурної частини Проекту має бути таким чином, щоб підтримувався зв'язок і сумісність з глобальною платформою Trunity. Здійснюється силами команди, сформованої на час початку етапу Компанією за інформаційної, консультаційної та, у разі необхідності, кадрової підтримки Сторони-1.

Implementation of the Platform and its start up as the infrastructural part of the Project shall be in a manner that maintains connectivity and compatibility with the global Trunity Platform. It is carried out by forces of the team, formed by Company at the time of beginning of the stage, with informative, consultative and, if necessary, personnel support of the Party-1.

3.2
Сторона-1 зобов’язується на етапі введення в дію Платформи та після його завершення надавати підтримку функціонування Платформи як частини Проекту на умовах і у формі, визначених в Ліцензійному договору та/або окремому контракті.

The Party-1 is under obligation on stage of implementation of the Platform and after its completion to render support of the Platform functioning as parts of the Project subject to the terms and in the form, specified in the License agreement and/or separate contract.

3.3	Фінансові взаємовідносини Сторін регулюються згідно Додатку № 2 до Договору.	Financial mutual relations of the Parties are regulated according to the Attachment № 2 to the Contract.
3.4
У випадку змін у Проекті, які відбуваються через зміну нормативно-правового регулювання або зміни концепції Проекту, якщо такі зміни знаходяться поза межами волі Сторін, Сторони узгоджуватимуть зміни до етапів участі у Проекті відповідно до зміни обставин.

In case of changes in the Project, which take place due to modifications in normative legal regulation or alterations of the Project concept, if such changes are out of the scopes of will of the Parties, the Parties will co-ordinate such changes to the stages of participation in the Project according to the change of circumstances.

4	ПУБЛІЧНЕ АНОНСУВАННЯ ТА КОНФІДЕНЦІЙНІСТЬ	PUBLIC ANNOUNCEMENT AND CONFIDENTIALITY
4.1
Сторони погодили необхідність публічного анонсування Проекту. При цьому жодна зі Сторін без попереднього узгодження (по можливості) з іншими Сторонами не випускає жодних прес-релізів та не робить жодних інших публічних повідомлень або заяв. Всі коментарі щодо Проекту подаються від імені Компанії. При цьому кожна зі Сторін дає коментарі щодо тих аспектів Проекту, за які дана Сторона відповідальна, як це випливає з умов Договору, а саме: Сторона-1 – щодо Платформи, Сторона-2 здійснює остаточну корекцію коментарів в цілому.

The Parties have coordinated the necessity of public announcement of the Project. Thus none of the Parties shall issue any press release or make any other public reports or statements without the previous coordination (if possible) with other Parties. All comments concerning the Project are made on behalf of the Company. Thus each of the Parties makes comments with regard to those aspects of the Project, for which this Party is liable, as it follows from terms of the Contract, and namely: the Party-1 – with regard to the Platform, the Party-2 carries out the final correction of comments as a whole.

4.2
З метою врегулювання взаємовідносин Сторін на період співробітництва (даний період підтверджується відповідними документами, якими можуть бути: договори, замовлення, акти, угоди, укладені між Сторонами і т.п.), Сторони беруть на себе зобов'язання щодо нерозголошення конфіденційної інформації. Це означає, що кожна Сторона, а також всі її працівники, агенти та консультанти докладатимуть максимум зусиль для збереження Конфіденційної інформації, та не будуть в будь-який спосіб використовувати в своїй діяльності та/або надавати третім особам будь-яку Конфіденційну інформацію, отриману від іншої Сторони, без погодження з іншою Стороною.

For the purpose of settlement of mutual relations of the Parties for the period of cooperation (this period is confirmed by the corresponding documents which can be: contracts, orders, acts, agreements signed between the Parties, etc.), Parties undertake the obligation with regard to the nondisclosure of confidential information. It means that each Party, as well as all its employees, agents and consultants will apply maximum efforts for preserving the confidential information, and in any way will not use any confidential information obtained from the other Party, in its activity and/or give to the third persons, without coordination with and consent of the other Party.

4.3
Сторони дійшли згоди, що вся інформація, яка в період співробітництва Сторін була передана/розкрита від однієї Сторони до іншої, є конфіденційною, окрім випадків, прямо визначених Договором. Якщо виконання Договору потребує розголошення певної інформації, що визнана конфіденційною, таке розголошення здійснюється в мінімальних необхідних обсягах і тільки перед мінімальним необхідним колом осіб.

The Parties have agreed~~,~~ that all information which was passed/disclosed from one Party to the other within the period of cooperation of the Parties, is confidential, except for the cases specifically established by the Contract. If execution of the Contract requires disclosure of certain information that is acknowledged as a confidential one, such disclosure is accomplished in minimum necessary volumes and only in front of the minimum necessary circle of persons.

4.4
Для цілей даного Договору під Конфіденційною інформацією Сторонами вважаються наступні відомості відносно Сторін: Інформація про предмет інтелектуальної власності; інформація про контрагентів та представників; особиста інформація засновників, партнерів та працівників; відомості, що відносяться до предмету діяльності; ноу-хау; відомості щодо фінансового стану та управління фінансами; будь-яка інформація про структуру; інформація про будь-яку власність, що належить Стороні; відомості про ефективність основної діяльності; відомості про плани розвитку та інші комерційні задуми; відомості про перспективні методи управління, майбутні зміни організаційної структури; інформація та знання про технологічні процеси, проекти, методи і технології Сторони, що розкриває; списки представників, посередників, постачальників, покупців, консигнаторів, комісіонерів та інших контрагентів; схеми захисту бланків і документів; інформація про службове листування і саме листування, будь-яка інша інформація, що названа конфіденційною, і, якщо передається в письмовій, електронній або будь-якій іншій матеріальній формі, містить позначку «Конфіденційно», або інше подібне позначення, що вказує на її конфіденційний характер.

For purposes of the present Contract, the Parties have deemed the following information with regard to the Parties as Confidential information: information about the subject intellectual property; information about contractors and representatives; personal information of founders, partners and employees; information relating to the subject of activity; know-how; information with regard to the financial condition and financial management; any information about the structure; information about any property belonging to the Party; information about efficiency of the principal activity; information about the plans of development and other commercial projects; information about the prospective methods of management, future changes of organizational structure; information and knowledge about technological processes, projects, methods and technologies of the disclosing Party; lists of representatives, intermediaries, suppliers, buyers, consignees, commission agents and other contractors; charts of defense of forms and documents; information about official correspondence and the correspondence itself, any other information assumed as adopted confidential one, and, if it is passed in writing, electronic or any other material form, it should contain a mark «Confidentially», or other similar denotation, specifying its confidential character.

4.5
Сторони визнають документами, що містять Конфіденційну інформацію, зокрема, але не обмежуючись: статутні та установчі документи; фінансову звітність у будь-якій формі; будь-які документи, що підтверджують право власності на нерухоме майно та об’єкти інтелектуальної власності; договори за участю Сторони; внутрішні акти, в тому числі листи, факси та електронні листив яких міститься Конфіденційна інформація, а також будь-які витяги та копії з таких документів.

The Parties have assumed as the documents containing Confidential information, in particular, but not limited to: regulations and constituent documents; financial reporting in any form; any documents confirming the right of ownership on the real estate and objects of intellectual property; contracts with participation of the party; internal acts, including letters, faxes, and emails containing Confidential information, as well as any extracts and copies from such documents.

4.6
Кожна Сторона інформує всіх своїх працівників, агентів, консультантів та інших пов’язаних осіб про те, що будь-які відомості, отримані від іншої Сторони, є конфіденційними, дає їм наступні інструкції: докладати максимальні зусилля для збереження їх конфіденційності; не розкривати їх будь-яким третім особам, крім випадків, коли така інформація повинна бути розкрита державним органам за їх правомірним запитом відповідно до Чинного законодавства, за умови, що неможливо відмовити у такому запиті на законних підставах, та попереджає про їх персональну відповідальність за порушення своїх зобов’язань стосовно збереження конфіденційності.

Each Party shall inform all employees, agents, consultants and other related persons that any information obtained from the other Party is confidential, and give them the following instructions: to apply maximum efforts for preserving their confidentiality; do not disclose them to any third persons, except for the cases when such information should be disclosed to the state bodies by their legitimate query according to the Current legislation, provided that it is impossible to refuse in such a query on the legal grounds, and he should notify about their personal responsibility for violation of their duties with regard to preserving of confidentiality.

4.7
Дія даного розділу не розповсюджується на відомості, які відповідно до Чинного законодавства не можуть бути віднесені до Конфіденційної інформації, крім тих, які прямо зазначені як Конфіденційна інформація в даному розділі.

The action of this section does not extend to the information, which in accordance with the Current legislation cannot be referred to as confidential information, except for those, expressly provided as confidential information in this section.

4.8
Не може розцінюватись як розголошення Конфіденційної інформації передача (з обов’язковим попереднім погодженням з іншою Стороною) такої інформації правоохоронним або податковим органам, їх представникам, що діють у межах наданих повноважень, в обсязі, який правомірно вимагається названими органами згідно їх запитів. При цьому Конфіденційна інформація, запитувана уповноваженими на те органами державної влади, іншими державними органами або органами місцевого самоврядування може бути передана зазначеним органам тільки за умови, що обов'язок по її наданню встановлений законом, та що відповідний запит оформлений відповідно до вимог законодавства України.

Delivery of such information (with obligatory previous coordination with the other Party) to law enforcement or tax authorities or their representatives, operating within the limits of the given authorities, in a volume, which is legitimately required by the stated bodies according to their queries, cannot be considered as disclosure of Confidential information. Thus confidential information, requested by the authorized public authorities, and other state government bodies or agencies of local self-government, can be passed to the stated bodies only provided that a duty on its granting is established by the law, and that a corresponding query is drawn according to the requirements of the Ukrainian legislation.

4.9	Всі положення даного розділу зберігають свою дію після розірвання (припинення) Договору.	All provisions of this section shall be valid after dissolution (termination) of the Contract.

5	ДОКУМЕНТИ ТА ПОВІДОМЛЕННЯ	DOCUMENTS AND NOTIFICATIONS
5.1
Листування, передача запитів, інструкцій, коментарів, документів (за виключенням випадків, прямо визначених у Договорі), іншої інформації між Сторонамин в процесі виконання Договору, якщо інший порядок не узгоджено додатково, може вестись, в тому числі, за допомогою телефонного, електронного та факсимільного зв’язку. Кожна зі Сторін зобов’язується приймати отримані від іншої Сторони електронною поштою повідомлення та документи і керуватись інформацією, що міститься в них незалежно від того, будуть такі повідомлення та документи підписані електронним цифровим підписом, чи ні.

Correspondence, delivery of queries, instructions, comments, documents (except for the cases expressly established in the Contract), other information between the Parties in the course of execution of the Contract, if the other order is not agreed additionally, can be made, without limitation, by telephone, electronic and facsimile communication. Each of the Parties is under obligation to accept notifications and documents received from the other Party by e-mail, and to follow the information contained in them regardless of that if such notifications and documents are signed by an electronic digital signature, or not.

5.2
Цим Сторони зобов’язуються передавати посадовим особам під підпис або направляти один одному виключно рекомендованим листом з повідомленням про вручення, або за допомогою офіційної кур'єрської служби, наступні документи: a) претензії щодо передбачуваного порушення Договору; b); повідомлення, щодо обставин, пов’язаних з припиненням, пролонгацією або зміною Договору.
Вказані документи, що направлені всупереч визначеному порядку, вважаються такими, що не направлені, і можуть не розглядатись Стороною, що їх отримала.

Hereby the Parties are under obligation to deliver for signing by the officials or send to each other by the registered mail with delivery confirmation, or by recognized courier~~'~~ service, the following documents: a) claims with regard to alleged breach of the Contract; b); notifications, with regard to the circumstances, related to the termination, prolongation or change of the Contract.
The mentioned documents, directed in violation of the established order, are considered to be unsent, and cannot be examined by the Party, that has received them.

6	ЗАПЕВНЕННЯ ТА ГАРАНТІЇ	WARRANTIES AND AFFIRMATIONS
6.1	Даним кожна зі Сторін підтверджує, що на час підписання Договору та в будь-який момент його дії:	Hereby each of the Parties confirms, that for the time of signing of the Contract and in any moment of its action:

A	має необхідну у відповідності до Чинного законодавства правоздатність для укладення та виконання положень Договору;	has a legal capacity for signing and execution of provisions of the Contract, necessary according to the Current legislation;
B
укладення Договору отримало належне схвалення а) кожного із державних органів країни реєстрації Сторони, згода яких вимагається для укладення даного Договору; б) всіх уповноважених органів управління Сторони;

signing of the Contract has got the proper approval of a) each of the state bodies of the country of registration of the Party, the consent of which is required for signing of this Contract; b) all authorized bodies of government of the Party;

C	Договір не суперечить попереднім угодам, укладеним Стороною з третіми особами.	The Contract does not conflict with the previous agreements signed by the Party with the third persons.
6.2
Представники Сторін підтверджують, що: однаково розуміють значення та умови даного Договору, його правові наслідки; представники Сторін не визнані в установленому порядку недієздатними (повністю або частково), не перебувають у хворобливому стані, не страждають на момент укладання Договору на захворювання, що перешкоджають усвідомленню його суті; вільно володіють мовою, якою викладено Договір; текст Договору прочитаний представниками Сторін і повністю відповідає волевиявленню Сторін; Договір спрямований на реальне настання правових наслідків, що обумовлені ним; Договір не має характеру фіктивного та удаваного правочину.

Representatives of the Parties confirm that they identically understood the meaning and terms of this Contract, its legal consequences; representatives of the Parties are not acknowledged in accordance with the established procedure as legally incompetent (fully or in part), they are not in sick condition, they do not have any diseases which prevent from understanding of its essence at the moment of signing of the Contract; they have a good command of the language present in the Contract; text of the Contract has been read by representatives of the Parties and it fully expresses will of the Parties; the Contract is aimed at the real beginning of law consequences, specified herewith; the Contract does not have a character of fictional and imaginary legal action.

6.3
Сторони надають одна одній згоду на обробку (збирання, реєстрацію, накопичення, зберігання, адаптування, зміну, поновлення, використання і поширення (розповсюдження, реалізацію, передачу), знеособлення, знищення) персональних даних іншої Сторони, або фізичних осіб, які є посадовими особами/працівниками/ уповноваженими особами такої Сторони, а також здійснювати інші дії, визначені Чинним законодавством щодо захисту персональних даних, потреба у виконанні яких викликана договірними зобов’язаннями Сторін.

The Parties give to each other a consent for processing (collection, registration, accumulation, storage, adaptation, change, renewal, use and distribution (distribution, realization, transmission), depersonalization, elimination) of the personal data of the other Party, or physical persons who are officials/employees/authorized representatives of such Party, as well as to accomplish other actions determined by the Current legislation with regard to the personal data protection, which should be executed due to the contractual obligations of the Parties.

6.4
Сторони беруть на себе зобов’язання не вчиняти по відношенню одна до одної дій, які у відповідності до Чинного законодавства визнаються недобросовісною конкуренцією, в тому числі не вчиняти дії, які можуть дискредитувати іншу Сторону, завдати шкоди її діловій репутації, правам та інтересам її працівників.

The Parties undertake the obligation not to accomplish relative to each other any actions which in accordance with the Current legislation are acknowledged by unfair competition, including not accomplishing any actions, which can discredit the other Party, inflict harm to its goodwill, rights and interests of its employees.

6.5
У випадку, якщо протягом строку дії Договору будь-яка із зазначених вище гарантій та/або тверджень виявиться недійсною, то Сторона, гарантії та/або твердження якої виявляться недійсними, зобов’язана негайно повідомити про це іншу Сторону.

In case if during the term of validity of the Contract any of the warranties and/or affirmations stated above shall become invalid, the Party, the warrantees and/or affirmations of which shall become invalid, is under obligation to immediately inform the other Party about it.

7	ВІДПОВІДАЛЬНІСТЬ СТОРІН	RESPONSIBILITY OF THE PARTIES
7.1	У випадку невиконання зобов’язань за Договором, включаючи зобов’язання, що випливають із заяв, порук та гарантій, передбачених Договором, Сторона має право вимагати виконання за Договором.
In the case of non-performance of obligations under the Contract, including the obligations, which follow from statements, cautions and guarantees, provided by the Contract, the Party has a right to require execution of obligations under the Contract.

7.2	У випадку невиконання або неналежного виконання однією із Сторін своїх зобов’язань вона відшкодовує потерпілій Стороні спричинені цим прямі (реальні) збитки.	In the case of non-performance or improper performance by one of the Parties of obligations this Party should compensate to the offended Party direct (actual) damages, caused by such way.
7.3	При виникненні загрози неналежного виконання зобов’язання Сторона негайно повідомляє іншу Сторону про таку загрозу.	In the case of occurring of threat of the improper performance of obligations the Party should inform immediately other Party about such threat.
7.4
Сторона, що подає неправдиві відомості, приховує обставини, які унеможливлюють укладення Договору, спричиняють недійсність окремих його положень, недійсність в цілому або виникнення правовідносин, що ним не передбачені, несе за це відповідальність, передбачену Чинним законодавством, включаючи відшкодування збитків, спричинених зазначеними діями іншій Стороні.

If the Party represents untruthful information, hides the circumstances, which can result in impossibility of conclusion of the Contract and invalidity of separating its provisions, ineffectiveness on the whole or origin of legal relationships, which are not foreseen, this Party should bear responsibility, provided by Current legislation, including reimbursement of damages caused by the above actions to other Party.

7.5
В разі виявлення факту порушення з боку Сторони правил поводження з Конфіденційною інформацією, за наявності відповідних доказів, в разі розголошення відомостей, щодо яких було допущено порушення, остання вважається винною у збитках, заподіяних розголошенням, якщо не доведе інше.

In the case of finding of a fact of violation of rules on use of Confidential information from the side of the Party, including disclosure of information, which violation was assumed in relation to, this Party is considered guilty for damages caused by disclosure, if no evidence of the contrary of such statement.

7.6
Сторони звільняються від виконання своїх зобов’язань на час дії форс-мажорних обставин, за умови попередження іншої Сторони протягом 7 (семи) календарних днів з моменту настання таких обставин. Достатнім доказом дії форс-мажорних обставин буде документ, виданий компетентним органом.

The Parties become free of execution of obligations during the period of force-majeure circumstances, on conditions of notification of other Party within 7 (seven) calendar days from the moment of beginning of such circumstances. The document issued by a competent body will be sufficient evidence of action of force-majeure circumstances.

7.7
Сторони приймають до уваги, що невиконання, неналежне або несвоєчасне виконання зобов’язань може бути викликане іншими причинами, ніж ті, що можуть бути визнані форс-мажорними обставинами. В цьому випадку, за згодою Сторін такі причини можуть бути визнані поважними, а порушення таким, що не відбулося.

The Parties are taken into consideration, that non-performance, improper or delayed performance of obligations can be caused by other reasons, than those which can be acknowledged as force-majeure circumstances. In this case, by mutual consent of the Parties such reasons can be acknowledged valid, and there are no any violations of obligations.

8	РОЗВ'ЯЗАННЯ СПОРІВ	SETTLEMENT OF DISPUTES
8.1
Всі спори, розбіжності або вимоги, що виникають з Договору або у зв’язку з ним, в тому числі такі, що стосуються його трактування, виконання, порушення, припинення або недійсності, вирішуються шляхом переговорів. У випадку, якщо Сторони не знайдуть компромісу, спір підлягає розгляду у Лондонському Міжнародному Арбітражному Суді відповідності до його регламенту.

All disputes, differences or claims which arise under the Contract or connected with the present Contract, including concerning its interpretation, execution, violation, termination or invalidity, should be settled by negotiations. In the case if the Parties will not make a compromise, a dispute is subject to settlement in the London Court of International Arbitration with its regulation.

8.2
У випадку арбітражного розгляду або  розгляду судом спору, пов’язаного з виконанням Сторонами Договору, кожна Сторона має право підтверджувати обставини, на які вона посилається як на підставу своїх вимог та заперечень, роздруківками листів та документів, направлених іншій Стороні або отриманих від іншої Сторони електронною поштою, що посвідчені підписом та/або печаткою Сторони, яка надає до суду або до арбітражної комісії такі роздруківки, а також копіями документів, направлених іншій Стороні або отриманих від іншої Сторони за допомогою факсимільного зв’язку, що посвідчені печаткою Сторони, яка надає в суд або до арбітражної комісії такі копіії документів. Сторони погоджуються, що посвідчені в передбаченому даним пунктом порядку роздруківки та копії документів будуть допускатись в якості письмових доказів.

In the case of arbitration or litigation of a dispute related to performance of obligations under the Contract by the Parties, every Party has a right to confirm the circumstances, on which it refers as the grounds of its requirements and objections by printing of letters and documents, which were sent to other Party or received from other Party by e-mail, certified by a signature and/or seal of the Party, which represents such printings to the court or arbitration panel as well as copies of the documents, which were sent to other Party or received from other Party by fax, certified by the seal of the Party, which represents such copies of documents to a court or arbitration panel. The Parties agree that printings and copies of documents certified in the order provided by this article will be assumed as written evidence.

9	ТЕРМІН ДІЇ ТА ПРИПИНЕННЯ ДОГОВОРУ	TERMS OF VALIDITY AND TERMINATION OF THE CONTRACT
9.1
Договір набуває чинності з моменту підписання його уповноваженими представниками Сторін та скріплення печатками Сторін (у разі наявності) та діє до повного виконання Сторонами зобов’язань, взятих на себе підписанням Договору.

The Contract comes into effect from the moment of its signing by the authorized representatives of the Parties and sealing of the Parties (in the case if it is available) and is valid until execution of the obligations under the Contract in full by the Parties.

9.2
Договір припиняє свою дію в разі припинення без правонаступництва однієї із Сторін, розірвання та в разі виникнення інших обставин, що зумовлюють неможливість його виконання відповідно до Чинного законодавства.

The Contract is terminated in the case of termination without legal succession of one of the Parties, dissolution as well as in the case of origin of other circumstances resulting in impossibility of its execution according to the Current legislation.

9.3
Данний договір припиняє свою дію в разі розірвання, скасування або визнання недійсним Ліцензійного договору. Ця умова не розповсюджує свою дію на випадок, коли Сторони погоджують змінити порядок використання Платформи шляхом заміни Ліцензійного договору на інші правовідносини.

This contract shall be terminated in the case of dissolution, termination or confession, as invalid the License agreement. This clause does not diffuse operating on a case, when Parties co-ordinate to permit the use of Platform the way of replacement of the License agreement on other legal relationships.

9.4	Даний Договір може бути достроково припинений виключно за взаємною згодою Сторін шляхом підписання відповідної угоди.	The present Contract may be terminated before the appointed time only by mutual consent of the Parties by way of signing of the corresponding Agreement.
10	ЗАКЛЮЧНІ ПОЛОЖЕННЯ	FINAL PROVISIONS
10.1	Відносини, які виникають під час та у зв’язку з укладенням, виконанням, припиненням Договору, та не врегульовані у ньому, регулюються Чинним законодавством.
Relations, which arise up during the period and in connection with the conclusion, execution, termination of the Contract, and are not regulated in this Contract, should be regulated by the Current legislation.

10.2	Договір може бути змінений або доповнений виключно за взаємною згодою Сторін.	The Contract can be amended only by mutual consent of the Parties.
10.3	Після підписання Договору всі попередні угоди, переговори і листування, що стосуються його предмета, втрачають силу, за винятком Ліцензійної угоди і Договору купівлі-продажу від того ж числа
Term of validity of all previous agreements, negotiations and correspondence in relation to subject of the Contract are expired after signing of the Contract, except for the License Agreement and Share Purchase Agreement of even date.

10.4
Недійсність окремих положень Договору не має своїм наслідком недійсність інших його положень та Договору в цілому, якщо можна припустити, що Договір був би укладений й без включення до нього недійсного положення. У випадку, якщо будь-яке положення цього Договору стає недійсним з будь-яких причин, Сторони без зволікання проводять переговори з метою зміни недійсного положення таким чином, щоб після зміни воно було дійсним та максимально відображало наміри Сторін при укладенні Договору відносно відповідного питання.

Invalidity of separate provisions of the Contract does not affect the validity of other provisions and the Contract in full, if it is possible to assume that the Contract can be concluded without including of invalid provisions to it. In the case if some provision of this Contract becomes invalid for any reasons, the Parties carry on negotiations without the delay for the purpose of change of invalid provision thus, that after the change it was valid and it can represent maximally intentions of the Parties at the conclusion of the Contract Treaty in relation to the corresponding matter.

10.5	Жодна зі Сторін не має права передавати свої права або обов’язки за цим Договором третій стороні без письмової згоди іншої Сторони.	None of the Parties has the authority to assign its rights or duties under the present Contract to any third party without the written consent of the other Party.

10.6	Всі обов’язки, що виникають за Договором, є дійсними та обов’язковими для виконання Сторонами в повному обсязі.	All duties which arise up under the Contract are valid and obligatory for execution by the Parties in full.
10.7	У випадку зміни зазначених у Договорі реквізитів, Сторони зобов'язані негайно повідомити про це один одного в письмовій формі.	In case the banking details stated in the Contract are changed, the Parties are under an obligation to inform immediately to each other in a written form.
10.8	Договір складено українською та англійською мовами в 2 (двох) оригінальних примірниках рівної юридичної сили, по одному для кожної зі Сторін. Англійський текст має пріоритет.	The Contract is drawn up in Ukrainian and English in 2 (two) original copies, which have identical legal force, one copy for each of the Parties. English text has priority.
10.9	Договір не є договором про спільну діяльність в розумінні Чинного законодавства.	The present Contract is not a Contract on joint activity from the point of view of the Current legislation.
11	БАНКІВСЬКІ РЕКВІЗИТИ ТА МІСЦЕЗНАХОДЖЕННЯ СТОРІН	BANKING DETAILS AND ADDRESSES OF THE PARTIES
11.1	Компанія «Труніті»	Trunity, Inc.
	Адреса: 2711, Центервільроад, оф.400, м. Вілмінгтон, Нью Кастл, 19808, Делавер, Сполучені Штати Америки. Банк:	Address: 2711, Centerville road, Suite 400, city of Wilmington, County of New Castle, 19808, State of Delaware, USA
________Chief Executive Officer____________ (__x/Terry Anderton_______/__ Terry Anderton____)

11.2	Компанія «ІннСолюТеч»	InnSoluTech LLP
	Адреса: Віннінгтон Хаус, 2 Вудберрі Грув Норс Фінчлі, Лондон, Об’єднане Королівство N12 0DR Реєстраційний номер OC 382538	Address: Winnington House, 2 Woodberry Grove, North Finchley, London, United Kingdom, N12 0DR Registration number OC382538
___________________________________ (______________________/______________________)

11.3	Товариство з обмеженою відповідальністю «ЕДУКОМ»	Limited Liability Company «EDUCOM»
	Адреса: Україна, 03110, м. Київ, бул. Івана Лепсе – вул. Академіка Каблукова, будинок 51/16. Ідентифкаційний код: 34914117 Р/Р : 26004000028955 в ПАТ «Укрсоцбанк» в м. Києві, МФО : 300023	Address: 51/16, Ivana Lepse Blvd. – Akademika Kablukova Str., city of Kyiv, 03110, Ukraine. ID 34914117 Operating account: 26004000028955 PJSC “Ukrsotsbank” Kyiv, MFO (sort code) : 300023
________Director_________ (____x/ Romanchuck SV_____/___ Romanchuck SV ____)

Додаток № 2 до Договору про реалізацію інвестиційного проекту від «___»_________ 2013 року	Attachment No. 2 to the Contract on realization of the investment project of ___March 18__ 2013
м. Київ, Україна«___»_____ 2013 року	Kyiv, Ukraine _18, 03__, 2013
ФІНАНСОВІ УМОВИ	FINANCIAL TERMS

Компанія «Труніті», юридична особа, яка зареєстрована та діє відповідно до законодавства Сполучених Штатів Америки, офіс якої зареєстрований за адресою 2711, Центервільроад, оф.400, м. Вілмінгтон, Нью Кастл, 19808, Делавер, Сполучені Штати Америки в особі _________________________________, який (яка) діє на підставі _________________________________ з однієї сторони, далі в тексті іменується «Сторона-1»,
та
Компанією «ІннСолюТеч», юридична особа (партнерство), яке зареєстрована та діє відповідно до законодавства Англії та Уельсу, за реєстраційним номером OC 382538, офіс якої зареєстровано за адресою Віннінгтон Хаус, 2 Вудберрі Грув Норс Фінчлі, Лондон, Об’єднане Королівство N12 0DR  в особі ________________________________, який (яка) діє на підставі _________________________________, з другої сторони, далі в тексті іменується «Сторона-2»,
та
Товариство з обмеженою відповідальністю «ЕДУКОМ», юридична особа, яка зареєстрована та діє відповідно до законодавства України, офіс якої зареєстровано за адресою Україна, 03110, м. Київ, бул. Івана Лепсе – вул. Академіка Каблукова, будинок 51/16, в особі ______ Director Romanchuck SV _______,  який діє на підставі ______in the capacity of____________, з третьої сторони, далі в тексті іменується «Компанія»,
разом далі в тексті – «Сторони», а кожна окремо – «Сторона»,

усвідомлюючи значення своїх дій та їх юридичні наслідки, діючи добровільно, без фізичного, психічного та будь-якого іншого примусу, намагаючись врегулювати саме ті відносини, що відповідають заявленим цілям,
уклали даний Додаток про наступне:

Trunity, Inc., a legal entity, registered and operating according to the legislation of the United States of America, which has its registered office at the address: 2711, Centerville road, Suite 400, city of Wilmington, County of New Castle, 19808, State of Delaware, USA, represented by _____Terry Anderton_____, acting on the basis of ____corporate charter__________ on the one hand, hereinafter referred to as «the Party-1»,
and
InnSoluTech LLP, legal entity (partnership) incorporated and registered in England and Wales with legal status, registration number OC382538, has its registered office at the address: Winnington House, 2 Woodberry Grove, North Finchley, London United Kingdom, N12 0DR, represented by _________________________________, acting on the grounds of _________________________________, on the second hand, hereinafter referred to as «the Party-2»,

and
Limited Liability Company «EDUCOM», a legal entity registered and operating according to the legislation of Ukraine which has its registered office at the address: 51/16, Ivana Lepse Blvd. – Akademika Kablukova Str., city of Kyiv, 03110, Ukraine, represented by _________________________________, acting on the grounds of _________________________________, on the third hand, hereinafter referred to as «the Company», together hereinafter referred to as «the Parties», and each separately hereinafter referred to as «the Party», realizing the value of the actions and legal consequences, acting freely, with no physical, psychical or other compulsion, wishing to settle those relations which meet the required purposes, have concluded the present Attachment as follows:

1
Сторона-2 має забезпечити сплату на користь Стороні-1 та Компанії сум на умовах викладених нижче. Даний обов’язок включає також відповідальність за виплату сум, що підлягають виплаті на користь Стороні-1 Компанією.
Party-2 shall provide payment to or on behalf of Party-1 and the Company of the amounts set forth below. This obligation includes also responsibility for settlements on benefit of Party-1 by Company.
2
Протягом 5 робочих днів після  підписання цієї Угоди Сторона-2 перераховує Стороні-1 ліквідні кошти у розмірі 100,000 $ щоб покрити 25%  оплати за Ліцензію .
Протягом 14 календарних днів з дати Старту проекту Сторона-2 перераховує Стороні-1 кошти у сумі $300 000, що покриває остаточну вартість ліцензії.

In 5 business days after  signing of this Agreement, Party--2 shall transfer to Party-1 immediately available funds in the amount of $ 100,000 to cover 25% of the License fee.

Withhin 14 calendar days after the date of Project Start Party-2 shall transfer to Party-1 funds in the amount of $ 300,000 to cover the rest of the License Fee.

3
Сторони погодили, що після закінчення 5 (п’ятирічного) строку дії Ліцензійного Договору вартість Ліцензії складатиме 1/5 (одну п’яту частину) суми, визначеної у пункті 2 даного Додатку, за кожен календарний рік користування Ліцензією З урахуванням індексу інфляції за останній попередній рік строку дії ліцензії з урахуванням (1) інфляції, розрахованої Міністерством праці США індекс споживчих цін, і (2) пропорційно до загального числа студентів, що використовують платформу протягом року (наприклад, 1,8 мільйон студентів, що використовують платформу, буде дорівнювати щорічному ліцензійному збору $ 80 000 х 1,8 млн./1.5 млн. = $ 96 000).

The Parties agree that after 5 (five year) term of the License agreement cost of License will be 1/5 (one fifth) of the amount determined in point 2 of this Attachment, for each calendar year of using License, adjusted for inflation in the last previous year of the license’ validity period, adjusted for (1) inflation as calculated by U.S. Department of Labor Consumer Price Index, and (2) prorated for the total number of students using the platform during that year (for instance, 1.8 million students using the platform would equal an annual license fee of $ 80 000 x 1.8 million/1.5 million = $96 000).

4
Сторона 2 зобов'язується сплачувати всі поточні витрати Компанії і Платформи, які не оплачуються урядом України. Якщо компанія вирішить придбати додаткові операції операційні сервіси платформи такі послуги, як хостинг та інші послуги Сторони-1, що викладені в Ліцензійній угоді, витрати (у тому числі подорожі і розваги) виплачується Стороною-2 Стороні-1. Жоден з видатків, передбачених цим пунктом 4, не повинен бути відшкодований Компанією.

Party-2 shall pay all operating expenses of the Company and the Platform which are not paid by the Ukraine government.  If the Company elects to purchase added platform operation services such as hosting and other services from Party-1 beyond that set forth in the License agreement, the related expenses (also including Travel and Entertainment) shall be paid by Party-2 to Party 1.  None of the expenses covered by this point 4 shall be reimbursed by the Company.

5 6
Сторона-2 гарантує Стороні-1, що нараховані Стороні-2 відповідно Частці  частка річного прибутку Компанії від реалізації Проекту буде їй виплачена в повному обсязі протягом 60 днів після закінчення кожного звітного року. В тому випадку, якщо учасниками Компанії буде прийнято рішення про реінвестування нарахованих дивідентів в розвиток Компанії, Сторона-2 бере на себе зобов’язання перерахувати всю сумму нарахованої частки річного прибутку Компанії в інший спосіб за домовленостю Сторони-1 і Сторони-2, як це зазначено вище.

Сторони погодили, що у випадку поновлення ліцензії після першого 5-річного терміну її дії, сума нарахованої і виплаченої Стороні-1 частки річного прибутку Компанії зараховується в якості оплати вартості ліцензії.Це означає, що окремій сплаті підлягає частки річного прибутку Компанії, що перебільшує вартість ліцензії. Разом з цим Сторона-1 як партнер Проекту завжди гарантовано отримає вартість ліцензії.

Party-2 guarantees to Party-1 that its share of the Company’s accrued annual profit gained from Project realization will be paid to it in full within 60 days of the end of each fiscal year. In the case when members decide to reinvest the accrued profits to the development of the Company, Party-2 takes the obligation to pay the full amount of accrued annual profit payable to Party-1 as set forth above.

The Parties agreed that, if the license is renewed after the initial 5-year term of the License Agreement, the amount of accrued and paid annual profit rate to Party-1 from the participation in the Company will be deemed to have been received through payment for the license. This means that the annual profit rate will be paid to Party-1 in the amount that  exceeds the license fee. At the same time Party-1 as a partner of the Project is guaranteed to get the license fee in any case.

7	Умови цього Договору мають переважну силу перед фінансовими умовами Ліцензійної угоди.	Financial terms of this contract shall prevail over Financial terms of License agreement.

БАНКІВСЬКІ РЕКВІЗИТИ ТА МІСЦЕЗНАХОДЖЕННЯ СТОРІН	BANKING DETAILS AND ADDRESSES OF THE PARTIES
Компанія «Труніті»	Trunity, Inc.
Адреса: 2711, Центервільроад, оф.400, м. Вілмінгтон, Нью Кастл, 19808, Делавер, Сполучені Штати Америки. Банк:	Address: 2711, Centerville road, Suite 400, city of Wilmington, County of New Castle, 19808, State of Delaware, USA
____Chief Executive Officer_______ (___x/Terry Anderton______/___ Terry Anderton_________)

Компанія «ІннСолюТеч»	InnSoluTech LLP
Адреса: Віннінгтон Хаус, 2 Вудберрі Грув Норс Фінчлі, Лондон, Об’єднане Королівство N12 0DR Реєстраційний номер OC 382538	Address: Winnington House, 2 Woodberry Grove, North Finchley, London, United Kingdom, N12 0DR Registration number OC382538
___________________________________ (______________________/______________________)

Товариство з обмеженою відповідальністю «ЕДУКОМ»	Limited Liability Company «EDUCOM»
Адреса: Україна, 03110, м. Київ, бул. Івана Лепсе – вул. Академіка Каблукова, будинок 51/16. Ідентифкаційний код: 34914117 Р/Р : 26004000028955 в ПАТ «Укрсоцбанк» в м. Києві, МФО : 300023	Address: 51/16, Ivana Lepse Blvd. – Akademika Kablukova Str., city of Kyiv, 03110, Ukraine. ID 34914117 Operating account: 26004000028955 PJSC “Ukrsotsbank” Kyiv, MFO (sort code) : 300023
_______ Director _______________ (____x/ Romanchuck SV ____________/____ Romanchuck SV ______)